Exhibit 3.1

EX1A-2A CHARTER 5 exla2a.htm EXHIBIT 1A-2A Exhibit 1A-2A EX 1A-2A AR.TICLES OF INCORPORATION MIN a. Dans* *mar! .1 1111+ 4-4111 &FRU 12:24F115L tTii I PC HI 1:::!4/711114M. OR jempiS•Akia. CERTIFICATE OF INCORPORATION OF A1HI Motor Vehlehn Ede F111$7:. The lute:Leo' Me corpora:dolt cc Abli$ Pvicitor Vehleies lee_ SECOND!: let reOerftl offke in al* Sine of Deloware h locxed it 1 61 92 Coma! Iliiihwars, Lewea, Delaware 1945g. County of Sussex. The registered agent io charge thereof is Harvard Business Set-Incas, inc. THIRD: The pairpose of the corporation is W engage in any Lawful. 'activity for yibich OerrpOmiluswi may in urignrumilyaukr the Cicacral. Craimearicaa Law or .}1111.1.11; The iotal flambe!: of shamef slack which Ole eorporrion iui authotined 10 *me is 113..M.1.101 thaws having a par value of SO.0001 01) per shire. FIFTH: The ilk15111egg End afTalri Of OW eOrpOrat1011 gb2.11 be MEM SigUI 15y Or under Inr direction of the board of directors, arid de direolors need :balm elated by ballot gliLlOVI regained by the bylaws arthe SIXTH: This corporaliun gladl be perpetual unkss uthera4e decided by a majority of the Board of Dineetoss_ SEVENTU: In furtherance and not in limilal iDat of the powers. conferred by the Taws of Dahlman!, the 04)M1101.4uNeciars 1$ Ellulltaracd lu a ear repeal the bylawS_ Thic CompoOtiLlikei ecnrve the right 10 1:11TIVeld CLIPC21.1 mry 1711.34114,1T11 er Chi, CrrrifiMIC Ullric•PrilVidliUThr tlIC TnanTiCi Firr.-5Cdbd by the IRMN •tif BIM: The incorporator is Harvard Business Services, lnc., whose :nailing address ie 16192 Coastal Highway, Lowe, DE 19958. TENTH: To the fukteel. extent permitted by dm DelawureCenersJ Corporation Laws director or this corpora on -4101/111wA IN liable,* the curpursrOun or LIN stenldsolders for monetary ilsreages tkir breach of liducituy duly as a director. I. the unclersigoed, for the purpose of forming a corporation under the taw' of the Start of Delaware do make and lite the certificate, aid do certify that the faets herein elated are ma: and Like =cordae). sighed below, 'Ida NovegberOlr, 20 I b. Signed and Attested to by flr A tid Harvard Buskins Services, loc..1neorpesator By:ILdisrdH 11#11, ILL P•regiderd 12 STATEMENT OF INCORPORATOR *A te.****2* at ***a a***a.l. IN LIEU OF ORGAN FEATIONA.1. ETTNCI FOR Mita itiideEi Lac_ !Camphor P, 2016 Ws, Harvard Eitaincs* Service s_ lac.. the incorpurabar Atha Motor Vehicles -- a Delaware Corporation — berchy a:1w( the iallutt.ing resoLutianpnreuant to Section 108 of the c:Jamal Curvorarion LAw of Dclaimare: Resolved: That the certiftcate of incorporation of Allis Motor Vehicles Inc. was filed with the gkei dui/ Stale of Delaware net Nimembe, 4, .0115. Restive'!" That an November P.. 2016. the following petiong were eppsinted as the utiliel Direcsora of the Corpoiatian until their suceess.xs are elected and quaLify: Mark A Hanchett UK bylaws 1111:II141441 wi1Ii 116-# NRI.114.1.111 4:1C Ihr utolral lyl wx appkovcci by the incorporator. Reached. That the Sr:ochry orthe Croup:my 16 hereby avrthiceizad and &holed to execute a catarate GfadupticnorthebylEYWSOI repeal the initial bylaws and create 3 ESISICE131 Se of hylakvi to be adapted and approved by the area l:es Rrsihvd The powers of ths numrporelor axe hereby terrairlated_ Elleimdlisicurporoloc ahnIL nolonger be considered part of the body ecrporate of the above named corporation. Thirieaaliruei shall be fited an the mmntc hxdr of the comparry. C-If7•Yrad EARVAELD BUSINESS SERVILMS. INC. IIICOlpa3101 By Rich:v.4H BrLL Prericleni •" This dereoriera Una part of he public erreni Keep it in a tale piece. ••• 13